UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CATY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2023, Mark H. Lee notified the Board of Directors of Cathay General Bancorp and Cathay Bank that he will retire as Executive Vice President and Chief Credit Officer of Cathay Bank, to be effective after December 31, 2023. Mr. Lee has served as Chief Credit Officer since 2017. He will continue to serve as Executive Vice President of Cathay Bank for a transition period that is anticipated to end on or about February 28, 2024, and will receive a base salary consistent with his existing compensation during the term of the consulting arrangement, but will no longer be a designated executive officer of Cathay Bank.

On the same day, the Board of Directors of Cathay Bank elected Albert Sun as the Chief Credit Officer and a designated executive officer of Cathay Bank, to serve beginning January 1, 2024.

Albert Sun, age 68, joined Cathay Bank in September 2023 as Executive Vice President, Special Advisor to the Office of the President. Before joining Cathay Bank, he served as the Chief Credit Officer for Piermont Bank from 2022 to 2023, Grasshopper Bank from 2017 to 2021, and East West Bank from 2015 to 2017. Mr. Sun has more than 40 years of banking experience and has held senior leadership roles in credit and operational risk management, loan operations and loan origination. There are no family relationships between Mr. Sun and any director or executive officer of the Company. There are no transactions between Mr. Sun and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 17, 2023
CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer